Exhibit 10.36


                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT, made as of this 7th day of January, 1997 by and between CONVERSE INC., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at One Fordham Road, North Reading, Massachusetts 01864 (hereinafter called "Converse" or "Licensor");

                                       AND

ACTIVE APPAREL GROUP, INC., a corporation organized and existing under the laws of the State of New York, having its principal place of business at 1350 Broadway, Suite 2300, New York, New York 10018 (hereinafter called "Licensee").

                                   WITNESSETH

         WHEREAS, the Licensor and the Licensee entered into a Trademark License Agreement dated May 20, 1994, as amended on October 3, 1995 and June 1, 1996, with respect to the license of certain of the Licensor's trademarks in the United States (the "Agreement"); and

         WHEREAS, Converse and Licensee desire to further amend the Agreement.

         NOW THEREFORE, the parties agree as follows:

         1. Paragraph 5.1(b) shall be revised to read as follows:

            "(b) The Licensee will pay to Licensor a guaranteed minimum annual license fee commencing May 20, 1994, regardless of its Net Sales of Finished Articles sold under this Agreement for each Accounting Year commencing with the year 1994 (the "Guaranteed Minimum Fee"), in the amount set forth herein:

                  ACCOUNTING YEAR              GUARANTEED MINIMUM LICENSE FEE
1        May 20, 1994 to September 30, 1996            $280,000
2        October 1, 1996 to September 30, 1997         $280,000.00
3        October 1, 1997 to September 30, 1998         $350,000.00"

         2. As amended hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first above written.


WITNESS:                               CONVERSE INC.


/s/ [ILLEGIBLE]                        By  /s/ [ILLEGIBLE]
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WITNESS:                               ACTIVE APPAREL GROUP, INC.


  /s/ [ILLEGIBLE]                      By  /s/ GEORGE HOROWITZ, PRESIDENT
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